FIRST QUARTER 2022 NASDAQ:PFHD PRESENTATIONEARNINGS

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 2 FORWARD LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements preceded by, followed by or including words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should” and similar expressions. Forward-looking statements represent the Company’s current expectations, plans or forecasts and involve significant risks and uncertainties. Several important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, without limitation, current and future economic and market conditions, including those that could impact credit quality and the ability to generate loans and gather deposits; the duration, extent and impact of the COVID-19 pandemic, including the governments’ responses to the pandemic and the potential worsening of the pandemic resulting from variants of COVID-19, on our and our customers’ operations, personnel, and business activity (including developments and volatility), as well as COVID-19’s impact on the credit quality of our loan portfolio and financial markets and general economic conditions; the effects of our lack of a diversified loan portfolio and concentration in the South Florida market; the impact of current and future interest rates and expectations concerning the actual timing and amount of interest rate movements; competition; our ability to execute business plans; geopolitical developments; legislative and regulatory developments; inflation or deflation; market fluctuations; natural disasters (including pandemics such as COVID-19); critical accounting estimates; and other factors described in our Form our Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any of the forward-looking statements included herein to reflect future events or developments or changes in expectations, except as may be required by law.

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE CLEVELAND DIGITAL INNOVATION CENTER CORAL GABLES (HEADQUARTERS) SOUTH MIAMI FORT LAUDERDALE BOCA RATON WELLINGTON DADELAND PALM BEACH GARDENS DORAL AVENTURA ST. PETERSBURG LPO JACKSONVILLE LPO 3 Professional Bank was founded in 2008 in Coral Gables, Florida to provide financial services to doctors, lawyers, architects and other professionals. Professional Holding Corp. was formed in 2014 and became a public company in 2020 and is listed on the NASDAQ under PFHD. Today we are the fifth largest bank headquartered in South Florida. Our franchise has grown by building a team of over 200 skilled, seasoned bankers and employees who focus on providing concierge service to our clients. We remain committed to lending and credit philosophies that center on maintaining disciplined underwriting and avoiding concentrations. We have nine full service branches throughout South Florida, and Loan Production Offices (LPOs) in St. Petersburg, Jacksonville, and New England. Our Digital Innovation Center in Cleveland, Ohio houses a team of experienced leaders who direct our investment in infrastructure, enhance service offerings, and improve efficiency. BEDFORD, NH SEARCH FUND LPO PROFESSIONAL AT A GLANCE SPOTLIGHT THIS QUARTER Meet our new Leadership PAGE 17 Learn about the team and our Digital Innovation Center PAGE 18 Florida Ohio New England

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 4 FIRST QUARTER 2022 HIGHLIGHTS Q1 Net Income $2.4 million Q1Adjusted Net Income* $5.0 million Tangible Book Value per Share $14.93 Earnings per Share $0.18 Return on Average Assets** 0.36% Return on Average Equity** 4.2% Adjusted Efficiency Ratio* 66.8% Total Risk-Based Capital Ratio 13.6% *Please refer to the non-GAAP Reconciliation Table on page 18 ** Based on Q1 annualized figures

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $7,210 $8,550 $8,956 $6,513 $3,825 $684 $2,915 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 $0.36 $0.47 $0.48 $0.30 $0.18 Earnings per share (GAAP) 0.90% 0.99% 0.97% 0.58% 0.36% Return on average annualized assets (GAAP) 1.36% 1.33% 1.39% 0.95% 0.57% Annualized pre-tax pre-provision ROAA (non-GAAP) 1.49% 1.33% 1.39% 0.95% 1.00% Adjusted annualized pre-tax pre-provision ROAA (non-GAAP) 5 NON-GAAP ADJUSTED EARNINGS Adjustments to Non- interest Expense (1) Pre-tax Pre- provision Earnings (non-GAAP) Actual Earnings Reported ($ in thousands) Earnings per share decreased $0.12, or 40% quarter-over-quarter and decreased $0.18, or 100% year-over- year. The decrease was primarily due to severance and accelerated share vesting expense related to the departure of the former CEO. Tangible book value per share for the first quarter of 2022 was $14.93, a decrease of $0.37, from prior quarter, due to market fluctuations in other comprehensive income and issuance of restricted shares. (1) Adjustments to non-interest expense in 1Q 2021 was related to change in control payments to two former Marquis employees. Adjustments in 1Q 2022 was related to severance and accelerated vesting expense related to the departure of the former CEO. Please refer to the non-GAAP Reconciliation Table on page 18

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $17,879 $17,202 $19,104 $18,123 $19,047 3.65% 2.82% 3.12% 2.78% 2.97%3.36% 2.73% 2.91% 2.66% 2.86% 3.04% 2.50% 2.55% 2.42% 2.58% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 6 NET INTEREST INCOME AND MARGIN Net Interest Income ($ in thousands) Net Interest Income NIM Net interest income totaled $19.0 million for the first quarter of 2022, up $0.9 million, or 5.1% from the prior quarter primarily due to an increase in interest income on loans and investments. Net interest margin increased 19 basis points quarter-over-quarter to 2.97% for the first quarter of 2022. NIM (ex. PPP, and inc. PA) NIM (ex. PPP and PA) NIM = Net Interest Margin PPP = Paycheck Protection Program PA = Purchase Accounting Weighted average roll-off rate (loans paid off) was 4.3% and the weighted average roll-on rate (loans originated) was 3.8%. Does not include PPP loans. Net interest income excluding PPP and PA totaled $16.3 million, up $0.9 million, or 5.9%, from the prior quarter.

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 51.6% 51.7% 51.2% 51.1% 51.3% $1,522 $1,551 $1,602 $1,719 $1,792 $205 $139 $85 $59 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 7 CONSISTENT LOAN GROWTH Total Loans Outstanding ($ in millions) First quarter loans totaled $1.8 billion, an increase of $45.6 million, or 2.6% from the prior quarter due to strong loan production in the 1st quarter. Net loan growth, exclusive of PPP loans, increased $73.1 million, or 4.3% quarter-over-quarter. Weighted Average LTV We experienced strong originations across all loan types due to new loan originations of $199 million (of which $138 million funded), partially offset by payoffs of $96 million* ($69 million of conventional loans and $26 million of PPP loans forgiven). * Not including scheduled amortization and unscheduled partial paydowns PPP Loans Does not include PPP loans $1,727 $1,690 $1,687 $1,777 $1,823 Certain prior period amounts have been reclassified to conform to the current period presentation. $31

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $270 $286 $329 $310 $357 $798 $874 $959 $1,121 $1,103 $249 $262 $268 $266 $256$589 $855 $799 $674 $871 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 8 STRONG DEPOSIT FRANCHISE Interest Bearing Demand 14% Money Market and Savings 42% Time Deposits 10% Total deposits were $2.6 billion, an increase of $215.9 million, or 9.1%, compared to Q4 2021 and an increase of $681.6 million, or 35.8%, compared to Q1 2021. Overall cost for deposits decreased 1 basis point from 0.27% in the prior quarter to 0.26% in the first quarter of 2022. Core deposits represent 93.2% of total deposits. Non-interest Bearing 34%$1,906 $2355 $2,277 $2,371 $2,587 Deposits Outstanding ($ in millions)

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 14% 13% 14% 13% 14% 40% 36% 39% 45% 40% 13% 11% 11% 11% 10% 2% 2% 2% 3% 2% 31% 38% 34% 28% 34% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 0.31% 0.25% 0.26% 0.27% 0.26% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 9 Deposit Composition Over Time Interest Bearing Demand Money Market and Savings Time Deposit Our bank’s funding strategy focuses on building strong core relationships with our clients and providing them with a robust technological platform to support a well- diversified deposit portfolio. Cost of Deposits Brokered Deposits* Non-Interest Bearing DEPOSIT BALANCES AND COST As of the period end date for each quarter indicated * Brokered deposits include both time and money market accounts.

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $5,101 $5,101 $5,085 $4,416 $4,406 $453 $558 $464 $373 $169 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 $2,775 $2,775 $2,775 $2,122 $2,122 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 $7,641 $0 $0 $654 $0 1Q 2021* 2Q 2021 3Q 2021 4Q 2021 1Q 2022 10 ROBUST ASSET QUALITY Net Charge-Offs NCO Criticized Assets Classified Non-Classified Nonperforming Loans * NPL percent of Gross Loans ($ in thousands) Credit quality remains strong with minimal criticized assets and nonperforming loans, The charge off of $7.6 million in 1Q 2021 is related to a loan to a borrower that was previously disclosed and is the amount previously impaired and specifically reserved in the third quarter of 2020. % of Total Loans <1 bp <1 bp <1 bp 44 bps 0 bps 0.16% 0.16% 0.16% 0.12% 0.12% Total NPL TOTAL NPL RATIO *

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $26,690 $26,551 $25,795 $25,708 $25,021 1.73% 1.69% 1.60% 1.48% 1.39% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 11 ALLOWANCE FOR LOAN AND LEASE LOSS * Does not include PPP Loans ($ in thousands) ALLL + Loan Marks ALLL Ratio* * Does not include PPP Loans Marquis Bank Loans are included Certain prior period amounts have been reclassified to conform to the current period presentation ALLL + Loan Marks / Total Loans $9,656 $10,418 $11,478 $12,704 $13,555 0.63% 0.67% 0.72% 0.74% 0.76% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 ALLL / Total Loans ALLL ALLL Ratio*

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 12 Geographic Mix ($ in millions) Miami-Dade County $1,029.5 56% Broward County $236.2 13% Palm Beach County $307.5 17% LOAN PORTFOLIO HIGHLIGHTS Loan Composition CRE - Owner Occupied (19%) CRE - Non-owner Occupied (32%) Residential Real Estate (21%) Commercial (21%) Construction & Development (5%) Consumer & Other Loans (1%) Rest of U.S. $123.8 7%Geographical mix based on collateral location PPP Loans (2%) All other FL counties $125.8 7%

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE $76 $78 $79 $84 $93 $98 $104 $109 $115 400 bps 300 bps 200 bps 100 bps BASE 100 bps 200 bps 300 bps 400 bps 13 INTEREST RATE SENSITIVITY Impact on NII from Interest Rate Change ($ in millions) The Company remains asset sensitive driven by large cash balances, floating rate loans, and loans maturing in less than a year. Change from base As of March 31, 2022 -17.9% -16.1% -14.8% -9.0% —% 6.0% 11.8% 17.6% 23.4% -17.9% -16.1% -14.8%

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE Change in Interest Rates (Basis Points) % Change in Net Interest Income (12 months) % Change in Net Interest Income (24 months) % Change in Economic Value of Equity +400 bps 23.4% 29.8% 1.6% +300 bps 17.6% 22.4% 2.0% +200 bps 11.8% 14.9% 1.9% +100 bps 6.0% 7.4% 1.1% Flat N/A N/A N/A -100 bps (9.0)% (11.3)% (2.9)% -200 bps (14.8)% (26.4)% (7.1)% -300 bps (16.1)% (32.1)% (7.1)% -400 bps (17.9)% (32.1)% (5.5)% 4.55% 4.77% 4.02% 3.07% 3.28% 1.30% 1.80% 0.55% 0.30% 0.32% 2018 2019 2020 2021 1Q 2022 14 ASSET LIABILITY MANAGEMENT TRENDS • 16.9% of loans are floating rate ($308 million) • An additional 15.8% of loans are floating to the Bank via interest rate SWAP ($287 million). • The remaining loans are currently fixed rate ($1.5 billion) which in some cases adjust and reprice periodically. Yield/Cost Analysis Yield on Interest- Earning Assets Cost of Funds

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE MBS/CMO 63% Municipals —% CDD Bonds 14%Agency 1% Corporate 1% SBA 17% Equity Securities 3% 31% 1% 22% 1% 3% 3% 32% 6% 43% 1% 15% 1% 2% 1% 33% 5% 42% 1% 15% 2% 1% 33% 6% 64% 1% 9%2%1% 20% 3% 15 INVESTMENT PORTFOLIO MIX $212,861 $86,837 $127,723 $120,642 Previous Quarters $201,175 $86,837 $127,723 $120,642 $201,176 $212,861 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Total Portfolio ($ in thousands) Current Quarter

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE Y e ar s 3.2 3.7 3.43 4.08 4.48 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 2 3 4 5 P e rc e n t 2.17% 1.75% 1.72% 1.67% 1.88% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 1.00% 1.50% 2.00% 2.50% 3.00% 16 DURATION & YIELD Duration During the quarter, there were purchases of approximately $29 million in high quality MBS and CDD Bonds in our available for sale portfolio. The purchases reflected portfolio increases in both yield and duration.  Book Yield The ending unrealized loss on AFS Securities was $9.5 million in Q1 2022.This increase of $8.5 million from $1.0 million in the prior quarter due to rising short term US T rates that affected the banks shorter duration MBS investments.

PAGEFIRST QUARTER 2022 EARNINGS PRESENTATION 17 SPOTLIGHT ON OUR LEADERSHIP ABEL L. IGLESIAS, our President and Chief Executive Officer, has been with the bank since 2013. He currently serves as a director of the Company and the Bank and as the Bank’s President, a position he has held since 2016, and was additionally named as Chief Operating Officer of the Bank in 2019. Prior to joining Professional Bank, he was President and Chief Executive Officer of JGB Bank, N.A. Mr. Iglesias has over 30 years of banking experience in South Florida and is currently serving his second three-year term on the board of the Federal Reserve Bank of Atlanta. HERBERT MARTENS, our non- executive Chairman of the Board of both the Company and the Bank, has more than 30 years of banking and investment experience, most recently serving as Executive Vice President of National City Corporation (NYSE: NCC) and National City Bank, until 2006. Currently, he is Managing Partner of Advent Associates, LLC, a private investment company. Mr. Martens, a founder of the Bank, has served as a director of the Bank since 2008 and as a director of the Company since its inception in 2014. Abel L. Iglesias | President & CEO Herbert Martens | Chairman of the Board

SPOTLIGHT ON OUR DIGITAL INNOVATION CENTER



RYAN GORNEY
Chief Information Officer
20 years of experience in managing large, complex technology and M&A projects at **Ernst & Young**, **Bank of America**, **Accenture** , **Wells Fargo** and **KeyBank**.



CHRIS RICE
Chief Digital Officer
26 years of experience designing and developing complex User Experiences for both web and apps, and shepherding innovation concepts at **KeyBank**.



JOSH SWEATT
Chief Information Security Officer
20 years of experience in cyber and infrastructure operations, IT security controls, policies and procedures with the **Department of Homeland Security**, **Department of Defense** and **Department of Justice (DEA)**.



KARMEGAM PANDI
Senior Technical Architect
17 years of experience architecting and building complex API, Web and Mobile solutions for **Standard Chartered Bank**, **State Street Bank**, **KeyBank**, and **Walgreens**.



TIM SARNA
Principal Architect
30+ years of experience in the financial industry specializing in development and architecture of large online banking systems for **Capital One**, **KeyBank**, **Westpac**, **RBC Wealth**, **Navy Federal**, **Huntington Bank** and **Bank One (Chase)**.



AMY MELARAGNO
Process Improvement Manager
30 years of experience building and optimizing systems and procedures for multiple industries including **KeyBank**, **Goodyear Tire**, **Criterion Mfg**. and **Breakthrough Charter Schools**.



TIM GRAF
Financial Reporting Developer
25 years of diverse experience writing software for the aerospace industry, consulting, automotive aftermarket, and several late stage startups in the San Francisco Bay Area, including **Sino Swearingen**, **Accenture** and **Teachscape**.



KILLEEN VOGEL
Product Owner / Business Analyst
26 years of banking experience working on process improvement and development projects with a focus on business analysis and program management efficiency at **KeyBank**.



MIKE DESANTIS
Full-Stack Developer
31 years of experience as a software architect and technical lead on complex development projects including Artificial Intelligence (AI) at **KeyBank**.

Together, this team has
over 200 years
of experience developing complex software and solutions for large, top 20 banks, and brings expertise in the realms of Project Management, Software Development, User Experience, Efficiency analysis, Marketing & Communications and Information Security.



This team is based in Cleveland, OH at our **Digital Innovation Center**

Professional Holding Corp
FIRST QUARTER 2022 EARNINGS PRESENTATION | PAGE 18

APPENDIX: **NON-GAAP RECONCILIATION**

($ in thousands, except per share data)

Adjusted Earnings and ROAA		1Q 2022		4Q 2021		3Q 2021		2Q 2021		1Q 2021
Net interest income (GAAP)	$	19,047	$	18,123	$	19,104	$	17,202	$	17,879
Total non-interest income (GAAP)	$	1,273	$	1,269	$	1,476	$	2,302	$	1,119
Total non-interest expense (GAAP)	$	16,495	$	12,900	$	11,624	$	10,954	$	11,778
Pre-tax pre-provision earnings (non-GAAP)	**$**	**3,825**	**$**	**6,513**	**$**	**8,956**	**$**	**8,550**	**$**	**7,210**
Total adjustments to non-interest Expense	$	(2,915)	$	—	$	—	$	—	$	(684)
Adjusted pre-tax pre-provision earnings (non-GAAP)	**$**	**6,740**	**$**	**6,513**	**$**	**8,956**	**$**	**8,550**	**$**	**7,894**
Net interest income after provision for loan losses (GAAP)	$	18,196	$	16,243	$	18,044	$	16,440	$	16,841
Total non-interest income	$	1,273	$	1,290	$	1,476	$	2,302	$	1,119
Total non-interest expense	$	16,495	$	12,900	$	11,624	$	10,954	$	11,788
Total adjustments to non-interest expense (1)	$	(2,915)	$	—	$	—	$	—	$	(684)
Adjusted Income before income taxes (non-GAAP)	$	5,889	$	4,633	$	7,896	$	7,788	$	6,856
Income tax provision	$	903	$	673	$	1,608	$	1,457	$	1,541
Adjusted net income (non-GAAP)	**$**	**4,986**	**$**	**3,960**	**$**	**6,288**	**$**	**6,331**	**$**	**5,315**
Return on average annualized assets (GAAP)		0.36 %		0.58 %		0.97 %		0.99 %		0.90 %
Adjusted return on average assets (non-GAAP)										
Annualized pre-tax pre-provision ROAA (non-GAAP)		0.57 %		0.95 %		1.39 %		1.33 %		1.36 %
Adjusted annualized pre-tax pre-provision ROAA (non-GAAP)		1.00 %		0.95 %		1.39 %		1.33 %		1.49 %

Professional Holding Corp

FIRST QUARTER 2022 EARNINGS PRESENTATION | PAGE 19

FIRST QUARTER 2022 EARNINGS PRESENTATION PAGE 20 APPENDIX: NON-GAAP RECONCILIATION ($ in thousands, except per share data) Adjusted Efficiency Ratio 1Q 2022 4Q 2021 3Q 2021 2Q 2021 1Q 2021 Net interest income (GAAP) $ 19,047 $ 18,123 $ 19,104 $ 17,202 $ 17,879 Total non-interest income $ 1,273 $ 1,290 $ 1,476 $ 2,302 $ 1,119 Less: net gain on the sale and call of securities $ — $ 16 $ 1 $ 21 $ 1 Total revenue (denominator) $ 20,320 $ 19,397 $ 20,579 $ 19,483 $ 18,997 Total non-interest expense (numerator) $ 16,495 $ 12,900 $ 11,624 $ 10,954 $ 11,788 Efficiency Ratio 81.2% 66.5% 56.5% 56.2% 62.1 % Total adjustments to non-interest expense $ (2,915) $ — $ — $ — $ (684) Adjusted non-interest expense (numerator) $ 13,580 $ 12,900 $ 11,624 $ 10,954 $ 11,104 Adjusted efficiency ratio (non-GAAP) 66.8% 66.5% 56.5% 56.2% 58.5%

APPENDIX: **NON-GAAP RECONCILIATION**

($ in thousands, except per share data)

Net Interest Margin Adjustment		1Q 2022		4Q 2021		3Q 2021		2Q 2021		1Q 2021
Net interest income (GAAP)	$	19,047	$	18,123	$	18,123	$	17,202	$	17,879
Less: PPP net interest income recognized	$	(1,059)	$	(1,269)	$	(1,269)	$	(1,844)	$	(2,982)
Net interest income excluding PPP (non-GAAP)	$	17,988	$	16,854	$	16,854	$	15,358	$	14,897
Less: PA premium/discounts	$	(1,661)	$	(1,442)	$	(1,442)	$	(1,192)	$	(1,269)
Net interest income excluding PPP and PA (non-GAAP)	$	16,327	$	15,412	$	15,412	$	14,166	$	13,628
Average interest earning assets (GAAP)	**$**	**2,599,372**	**$**	**2,584,329**	**$**	**2,584,329**	**$**	**2,447,242**	**$**	**1,986,324**
Less: average PPP loans	$	(44,585)	$	(72,728)	$	(72,728)	$	(186,912)	$	(190,713)
Average interest earning assets, excluding PPP (non-GAAP)	$	2,554,787	$	2,511,601	$	2,511,601	$	2,260,330	$	1,795,611
Add: average PA marks	$	12,314	$	14,051	$	14,051	$	16,649	$	18,459
Average interest earning assets, excluding PPP and PA (non-GAAP)	**$**	**2,567,101**	**$**	**2,525,652**	**$**	**2,525,652**	**$**	**2,276,979**	**$**	**1,814,070**
Net interest margin (GAAP)		2.97 %		2.78 %		3.12 %		2.82 %		3.65 %
Net interest margin excluding PPP (non-GAAP)		2.86 %		2.66 %		2.91 %		2.73 %		3.36 %
Net interest margin excluding PPP and PA (non-GAAP)		2.58 %		2.42 %		2.55 %		2.50 %		3.04 %

Professional Holding Corp

FIRST QUARTER 2022 EARNINGS PRESENTATION | PAGE 21